UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 24, 2004

Date of Report (Date of earliest event reported)

iBASIS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-27127	04-3332534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Second Avenue, Burlington, MA  01803

(Address of Principal Executive Offices) (Zip Code)

(781) 505-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and Item 3.02 Unregistered Sales of Equity Securities.

On September 24, 2004, iBasis, Inc., a Delaware corporation (the “Company”), completed a private placement of a total of 15,000,000 shares (the “Shares”) of its common stock, $0.001 par value per share (“Common Stock”) to certain investors (the “Purchasers”) at a per share price of $2.10, pursuant to the terms of a Securities Purchase Agreement by and among the Company and each of the Purchasers.  The Company also issued warrants to the Purchasers (the “Warrants”) that may become exercisable upon the occurrence of certain stated conditions at an exercise price of $2.10 per share up to a maximum of 2,250,000 shares of Common Stock.  These Warrants will expire on the fifth anniversary of the issue date if they become exercisable, or sooner if the stated conditions do not occur within the time period specified therein.  The aggregate purchase price for the Shares and the Warrants sold in the private placement was $31.5 million, before deducting expenses and placement agent fees.

The Purchasers included several existing significant securityholders of the Company, including Greywolf Capital Partners II LP, Greywolf Capital Overseas Fund, LC Capital Master Fund, Ltd., Loeb Partners Corporation and Singer Children’s Management Trust, who, along with certain other investors, previously purchased an aggregate principal amount of $29 million of the Company’s 8% Secured Convertible Notes due 2007 (the “8% Notes”).  For so long as 50% of the 8% Notes remain outstanding, the holders of a majority of the outstanding principal amount of the 8% Notes have the right to nominate a member of the Company’s board of directors.

In connection with the private placement, the Company also issued to Tejas Securities Group, Inc., as placement agent for the transaction (the “Placement Agent”), a warrant (the “Placement Agent Warrant”) to purchase up to an aggregate of 1,732,500 shares of Common Stock at an exercise price of $2.10 per share. The Placement Agent Warrant is exercisable immediately and will expire on the tenth anniversary of the issue date.

The Company intends to use the net proceeds from the sale for working capital requirements and general corporate purposes.

All of Purchasers were “Accredited Investors”, as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the securities offered and sold in the private placement have not been registered under the Securities Act and were sold without registration in reliance upon the exemption from securities registration afforded by Regulation D.  Pursuant to the terms of the private placement, the Company has entered into a Registration Rights Agreement with the Purchasers, pursuant to which the Purchasers shall have the right to demand registration of shares and participate in certain subsequent offerings of securities by the Company or other shareholders.  The Company has agreed to use reasonable best efforts to register for resale the Shares, as well as the Common Stock issuable upon exercise of the Warrants (to the extent such Warrants become exercisable) and the Placement Agent Warrant, by filing a registration statement on Form S-1 with the SEC.

A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated in this Item 3.02 by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	Exhibit Number	Description

	10.1	Securities Purchase Agreement, dated as of September 24, 2004, by and among the Company and each of the Purchasers.

	10.2	Registration Rights Agreement, dated as of September 24, 2004, by and among the Company and each of the Purchasers.

10.3

Form of Common Stock Purchase Warrant issued by the Company to each of the Purchasers and exercisable for that number of Warrant Shares set forth opposite each Purchaser’s name on Schedule I to Exhibit 10.1.

	99.1	Press Release, dated September 24, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2004		iBASIS, INC.

	By:	/s/ Richard G. Tennant
Vice President, Finance and Administration And Chief Financial Officer
(Principal Financial and Accounting Officer)